Exhibit 99.1

Electronic Arts Reports Q4 FY18 and

Full Year FY18 Financial Results

REDWOOD CITY, CA - May 8, 2018 - Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its fourth fiscal quarter and fiscal year ended March 31, 2018.

“Fiscal 2018 was a year of strong growth and continued transformation for Electronic Arts, as we expanded the reach of our leading franchises like FIFA, Battlefield and The Sims to more players across more platforms and geographies,” said Chief Executive Officer Andrew Wilson. “In the year ahead, we will expand the world of play with amazing new experiences and new IP, more competition, and industry-leading subscription programs. There has never been a more exciting time to be engaging and entertaining global communities.”
“Electronic Arts had another record year,” said COO and CFO Blake Jorgensen. “Our success is driven by the way we have changed, and continue to change, our relationship with players. They want more depth in their favorite games, and fresh content that can hold their attention year-round. This has made our business much more stable and enabled us to deliver a dependable and growing cash flow to investors.”

News and ongoing updates regarding EA and its games are available on EA’s blog at www.ea.com/news.

Selected Operating Highlights and Metrics

•	Digital net bookings* was $3.538 billion for fiscal 2018, up 17% year-over-year and represents 68% of total net bookings.

•	The EA SPORTS™ franchises grew to nearly 90 million players on current generation consoles life to date.

•	Nearly 18 million players engaged in competitive gaming across FIFA 18 and Madden NFL 18, up more than 75% year-over-year.

•	The Battlefield™ community, across current generation consoles and PC HD, now has more than 54 million players life to date.

•	The Sims™ community had more than 80 million Sims players across PC and mobile in fiscal 2018.

* Net bookings is defined as the net amount of products and services sold digitally or sold-in physically in the period. Net bookings is calculated by adding total net revenue to the change in deferred net revenue for online-enabled games and, for periods after the fourth quarter of fiscal 2018, mobile platform fees.

Selected Financial Highlights and Metrics
All financial measures are presented on a GAAP basis.

•	Net cash provided by operating activities was $615 million for the fourth quarter and $1.692 billion for the fiscal year.

•	EA repurchased 1.2 million shares for $148 million during the quarter and 5.3 million shares for $601 million during the fiscal year.

•	EA announced a new $2.4 billion, two-year stock repurchase program.

Quarterly Financial Highlights

	Three Months Ended
	March 31,
	2018	2017
(in $ millions, except per share amounts)
Digital net revenue	1,102	934
Packaged goods and other net revenue	480	593
Total net revenue	1,582	1,527

Net income	607	566
Diluted earnings per share	1.95	1.81

Operating cash flow	615	437*

Value of shares repurchased	148	125
Number of shares repurchased	1.2	1.5

*At the beginning of fiscal 2018, EA adopted FASB ASU 2016-09, related to stock-based compensation. Operating cash flow for the three months ended March 31, 2017 has been recast to reflect the impact of this standard.

While EA no longer reports certain non-GAAP financial measures, the following GAAP-based financial data and tax rate of 21% was used internally by company management to adjust its fiscal 2018 GAAP results in order to assess EA’s operating results:

	Three Months Ended March 31, 2018
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
Total net revenue	1,582	—	(327)	—
Cost of revenue	233	(1)	—	(1)
Gross profit	1,349	1	(327)	1
Total operating expenses	596	(5)	—	(68)
Operating income	753	6	(327)	69
Interest and other income, net	1	—	—	—
Income before provision for income taxes	754	6	(327)	69
Number of shares used in computation:
Diluted	311

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-Q for the fiscal quarter ended December 31, 2017.

Fiscal Year Financial Highlights

	Twelve Months Ended
	March 31,
	2018	2017
(in $ millions, except per share amounts)
Digital net revenue	3,450	2,874
Packaged goods and other net revenue	1,700	1,971
Total net revenue	5,150	4,845

Net income	1,043*	967
Diluted earnings per share	3.34*	3.08

Operating cash flow	1,692	1,578**

Value of shares repurchased	601	508
Number of shares repurchased	5.3	6.5

*During the twelve months ended March 31, 2018, EA recognized $235 million of incremental income tax expense, or approximately $0.75 per share, due to the application of the Tax Cuts and Jobs Act.
**At the beginning of fiscal 2018, EA adopted FASB ASU 2016-09, related to stock-based compensation. Operating cash flow for the twelve months ended March 31, 2017 has been recast to reflect impact of this standard.
While EA no longer reports certain non-GAAP financial measures, the following GAAP-based financial data and tax rate of 21% was used internally by company management to adjust its fiscal 2018 GAAP results in order to assess EA’s operating results:

	Twelve Months Ended March 31, 2018
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
Total net revenue	5,150	—	30	—
Cost of revenue	1,277	(2)	—	(3)
Gross profit	3,873	2	30	3
Total operating expenses	2,439	(9)	—	(239)
Operating income	1,434	11	30	242
Interest and other income, net	15	—	—	—
Income before provision for income taxes	1,449	11	30	242
Number of shares used in computation:
Diluted	312

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-Q for the fiscal quarter ended December 31, 2017.

Operating Metric

The following is a calculation of our total net bookings for the periods presented:

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2018	2017	2018	2017
(in $ millions)
Total net revenue	1,582	1,527	5,150	4,845
Change in deferred net revenue (online-enabled games)	(327)	(435)	30	97
Net bookings	1,255	1,092	5,180	4,942

Stock Repurchase Program

EA has announced a new two-year program to repurchase up to $2.4 billion of EA's common stock. This program supersedes and replaces the stock repurchase program announced in May 2017.

Under the program, EA may purchase stock in the open market or through privately negotiated transactions in accordance with applicable securities laws, including pursuant to pre-arranged stock trading plans. The timing and actual amount of the stock repurchases will depend on several factors including price, capital availability, regulatory requirements, alternative investment opportunities and other market conditions. EA is not obligated to repurchase any specific number of shares under the program and the repurchase program may be modified, suspended or discontinued at any time.

Business Outlook as of May 8, 2018

The following forward-looking statements reflect expectations as of May 8, 2018. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

At the beginning of fiscal year 2019, EA adopted FASB ASU 2014-09 (Topic 606), Revenue from Contracts with Customers. Topic 606 significantly changes how EA recognizes and reports revenue; however, it will not materially impact net bookings, EA’s operational metric. For more information about the adoption of Topic 606 and information with respect to mobile platform fees, please refer to the FAQ document, dated as of May 8, 2018, posted on our IR website. The business outlook for fiscal year 2019 has been prepared in accordance with Topic 606.

EA has also revised its long-term tax rate from 21% to 18% primarily due to changes resulting from recent tax legislation in the United States. EA uses this rate internally to assess operating results and plans for future periods.

Fiscal Year 2019 Expectations - Ending March 31, 2019

Financial metrics:

•	Net revenue is expected to be approximately $5.600 billion.

◦	Change in deferred net revenue (online-enabled games) is expected to be approximately $250 million.

◦	Mobile platform fees are expected to be approximately ($300) million.

•	Net income is expected to be approximately $1.108 billion.

•	Diluted earnings per share is expected to be approximately $3.55.

•	Operating cash flow is expected to be approximately $1.825 billion.

•	The Company estimates a share count of 312 million for purposes of calculating fiscal year 2019 diluted earnings per share.

Operational metric:

•	Net bookings is expected to be approximately $5.550 billion.

In addition, the following outlook for GAAP-based financial data and a long-term tax rate of 18% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Twelve Months Ending March 31, 2019
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Mobile platform fees	Stock-based compensation
(in $ millions)
Digital net revenue	4,150	—	200	(300)	—
Packaged goods & other net revenue	1,450	—	50	—	—
Total net revenue	5,600	—	250	(300)	—
Cost of revenue	1,581	(5)	—	(300)	(1)
Operating expense	2,774	(15)	—	—	(329)
Income before provision for income taxes	1,245	20	250	—	330
Net income	1,108
Number of shares used in computation:
Diluted shares	312

First Quarter Fiscal Year 2019 Expectations - Ending June 30, 2018

Financial metrics:

•	Net revenue is expected to be approximately $1.080 billion.

◦	Change in deferred net revenue (online-enabled games) is expected to be approximately ($300) million.

◦	Mobile platform fees are expected to be approximately ($60) million.

•	Net income is expected to be approximately $200 million.

•	Diluted earnings per share is expected to be approximately $0.64.

•	The Company estimates a share count of 311 million for purposes of calculating first quarter fiscal year 2019 diluted earnings per share.

Operational metric:

•	Net bookings is expected to be approximately $720 million.

In addition, the following outlook for GAAP-based financial data and a long-term tax rate of 18% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Three Months Ending June 30, 2018
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Mobile platform fees	Stock-based compensation
(in $ millions)
Total net revenue	1,080	—	(300)	(60)	—
Cost of revenue	226	(1)	—	(60)	—
Operating expense	634	(4)	—	—	(75)
Income before provision for income taxes	220	5	(300)	—	75
Net Income	200
Number of shares used in computation:
Diluted shares	311

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-Q for the fiscal quarter ended December 31, 2017. For more information about mobile platform fees, please refer to the FAQ document dated May 8, 2018 posted on our IR Website.

Conference Call and Supporting Documents

Electronic Arts will host a conference call on May 8, 2018 at 2:00 pm PT (5:00 pm ET) to review its results for the fourth fiscal quarter and fiscal year ended March 31, 2018 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number 844-215-4106 (domestic) or 918-534-8313 (international), using the password “EA” or via webcast at EA’s IR Website at http://ir.ea.com.

EA has posted a slide presentation and a financial model of EA’s historical results and guidance on EA’s IR Website. EA will also post the prepared remarks and a transcript from the conference call on EA’s IR Website.

A dial-in replay of the conference call will be available until May 22, 2018 at 855-859-2056 (domestic) or 404-537-3406 (international) using pin code 9267936. An audio webcast replay of the conference call will be available for one year on EA’s IR Website.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2019 expectations under the heading “Business Outlook as of May 8, 2018,” and other information regarding EA's fiscal 2019 expectations contain forward-looking statements that are subject to change.  Statements including words such as “anticipate,” “believe,” “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to develop and support digital products and services, including managing online security and privacy; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to develop and implement new technology; foreign currency exchange rate fluctuations; general economic conditions; and other factors described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2017.

These forward-looking statements are current as of May 8, 2018. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Annual Report on Form 10-K for the fiscal year ended March 31, 2018.  Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended March 31, 2018.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers. EA has more than 300 million registered players around the world.

In fiscal year 2018, EA posted GAAP net revenue of $5.2 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as The Sims™, Madden NFL, EA SPORTS™ FIFA, Battlefield™, Need for Speed™, Dragon Age™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.

EA SPORTS, Battlefield, The Sims, Need for Speed, Dragon Age, and Plants vs. Zombies are trademarks of Electronic Arts Inc. John Madden, NFL and FIFA are the property of their respective owners and used with permission.

For additional information, please contact:

Chris Evenden	John Reseburg
Vice President, Investor Relations	Vice President, Corporate Communications
650-628-0255	650-628-3601
cevenden@ea.com	jreseburg@ea.com

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in $ millions, except share per data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2018	2017	2018	2017
Net revenue
Product	757	887	2,586	2,640
Service and other	825	640	2,564	2,205
Total net revenue	1,582	1,527	5,150	4,845
Cost of revenue
Product	106	97	822	893
Service and other	127	105	455	405
Total cost of revenue	233	202	1,277	1,298
Gross profit	1,349	1,325	3,873	3,547
Operating expenses:
Research and development	335	335	1,320	1,205
Marketing and sales	130	162	641	673
General and administrative	126	110	469	439
Amortization of intangibles	5	1	9	6
Total operating expenses	596	608	2,439	2,323
Operating income	753	717	1,434	1,224
Interest and other income (expense), net	1	(1)	15	(14)
Income before provision for income taxes	754	716	1,449	1,210
Provision for income taxes	147	150	406	243
Net income	607	566	1,043	967
Earnings per share
Basic	1.98	1.84	3.39	3.19
Diluted	1.95	1.81	3.34	3.08
Number of shares used in computation
Basic	307	308	308	303
Diluted	311	312	312	314

Results (in $ millions, except per share data)
The following table reports the variance of the actuals versus our guidance for the three months ended March 31, 2018 plus a comparison to the actuals for the three months ended March 31, 2017.

	Three Months Ended March 31,
	2018		2018	2017
	Guidance	Variance	Actuals	Actuals
Net revenue
Net revenue	1,532	50	1,582	1,527
GAAP-based financial data
Change in deferred net revenue (online-enabled games)	(307)	(20)	(327)	(435)
Cost of revenue
Cost of revenue	234	(1)	233	202
GAAP-based financial data
Acquisition-related expenses	(1)	—	(1)	—
Stock-based compensation	(1)	—	(1)	(1)
Operating expenses
Operating expenses	619	(23)	596	608
GAAP-based financial data
Acquisition-related expenses	(3)	(2)	(5)	(1)
Stock-based compensation	(74)	6	(68)	(51)
Income before tax
Income before tax	677	77	754	716
GAAP-based financial data
Acquisition-related expenses	4	2	6	1
Change in deferred net revenue (online-enabled games)	(307)	(20)	(327)	(435)
Stock-based compensation	75	(6)	69	52
Tax rate used for management reporting	21%		21%	21%
Earnings per share
Basic	1.89	0.09	1.98	1.84
Diluted	1.86	0.09	1.95	1.81
Number of shares
Basic	307	—	307	308
Diluted	311	—	311	312

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in $ millions)

	March 31, 2018	March 31, 2017[1]
ASSETS
Current assets:
Cash and cash equivalents	4,258	2,565
Short-term investments	1,073	1,967
Receivables, net of allowances of $165 and $145, respectively	385	359
Other current assets	288	308
Total current assets	6,004	5,199
Property and equipment, net	453	434
Goodwill	1,883	1,707
Acquisition-related intangibles, net	71	8
Deferred income taxes, net	84	286
Other assets	89	84
TOTAL ASSETS	8,584	7,718
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	48	87
Accrued and other current liabilities	821	789
Deferred net revenue (online-enabled games)	1,622	1,539
Total current liabilities	2,491	2,415
Senior notes, net	992	990
Income tax obligations	250	104
Deferred income taxes, net	1	1
Other liabilities	255	148
Total liabilities	3,989	3,658

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	657	1,049
Retained earnings	4,062	3,027
Accumulated other comprehensive loss	(127)	(19)
Total stockholders’ equity	4,595	4,060
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	8,584	7,718

1Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in $ millions)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2018	2017[2]	2018	2017 [2]
OPERATING ACTIVITIES
Net income	607	566	1,043	967
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	39	32	136	172
Stock-based compensation	69	52	242	196
Change in assets and liabilities
Receivables, net	502	231	(25)	(136)
Other assets	(69)	(37)	10	3
Accounts payable	(60)	11	(44)	5
Accrued and other liabilities	(222)	(86)	43	190
Deferred income taxes, net	74	100	204	100
Deferred net revenue (online-enabled games)	(325)	(432)	83	81
Net cash provided by operating activities	615	437	1,692	1,578
INVESTING ACTIVITIES
Capital expenditures	(20)	(29)	(107)	(123)
Proceeds from maturities and sales of short-term investments	1,510	313	3,166	1,281
Purchase of short-term investments	(275)	(545)	(2,287)	(1,917)
Acquisition, net of cash acquired	—	—	(150)	—
Net cash provided by (used in) investing activities	1,215	(261)	622	(759)
FINANCING ACTIVITIES
Payment of convertible notes	—	—	—	(163)
Proceeds from issuance of common stock	21	39	78	72
Cash paid to taxing authorities for shares withheld from employees	(8)	(18)	(120)	(130)
Repurchase and retirement of common stock	(148)	(125)	(601)	(508)
Net cash used in financing activities	(135)	(104)	(643)	(729)
Effect of foreign exchange on cash and cash equivalents	(3)	10	22	(18)
Increase in cash and cash equivalents	1,692	82	1,693	72
Beginning cash and cash equivalents	2,566	2,483	2,565	2,493
Ending cash and cash equivalents	4,258	2,565	4,258	2,565

2Operating and financing cash flow figures for the three and twelve months ended March 31, 2017 have been recast to reflect the impact of ASU 2016-09 which EA adopted at the beginning of FY18.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions, except per share data)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY17	FY18	FY18	FY18	FY18	Change
Net revenue
Net revenue	1,527	1,449	959	1,160	1,582	4%
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[3]	(435)	(674)	220	811	(327)
Gross profit
Gross profit	1,325	1,295	570	659	1,349	2%
GAAP-based financial data
Acquisition-related expenses	—	—	—	1	1
Change in deferred net revenue (online-enabled games)[3]	(435)	(674)	220	811	(327)
Stock-based compensation	1	1	1	—	1
Gross profit (as a % of net revenue)	87%	89%	59%	57%	85%
Operating income (loss)
Operating income (loss)	717	743	(41)	(21)	753	5%
GAAP-based financial data
Acquisition-related expenses	1	1	2	2	6
Change in deferred net revenue (online-enabled games)[3]	(435)	(674)	220	811	(327)
Stock-based compensation	52	48	62	63	69
Operating income (loss) (as a % of net revenue)	47%	51%	(4%)	(2%)	48%
Net income (loss)
Net income (loss)	566	644	(22)	(186)	607	7%
GAAP-based financial data
Acquisition-related expenses	1	1	2	2	6
Change in deferred net revenue (online-enabled games)[3]	(435)	(674)	220	811	(327)
Stock-based compensation	52	48	62	63	69
Tax rate used for management reporting	21%	21%	21%	21%	21%
Net income (loss) (as a % of net revenue)	37%	44%	(2%)	(16%)	38%
Diluted earnings (loss) per share	1.81	2.06	(0.07)	(0.60)	1.95	8%
Number of diluted shares used in computation
Basic	308	309	309	308	307
Diluted	312	313	309	308	311
Anti-dilutive shares excluded for loss position[4]	—	—	3	3	—

3The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations due to the impact of unrecognized gains/losses on cash flow hedges.

4Diluted earnings per share reflects the potential dilution from common shares (calculated using the treasury stock method), issuable through stock-based compensation plans. When the company incurs a loss, shares issuable through stock-based compensation plans are excluded from the diluted loss per share calculation as inclusion would be anti-dilutive.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY17	FY18	FY18	FY18	FY18	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by geography
North America	644	611	427	452	600	(7%)
International	883	838	532	708	982	11%
Total net revenue	1,527	1,449	959	1,160	1,582	4%
North America	(198)	(287)	59	313	(113)
International	(237)	(387)	161	498	(214)
Change in deferred net revenue (online-enabled games)[3]	(435)	(674)	220	811	(327)
North America	42%	42%	45%	39%	38%
International	58%	58%	55%	61%	62%
Total net revenue %	100%	100%	100%	100%	100%

Net revenue by composition
Full game downloads	259	209	123	143	232	(10%)
Live services	510	501	408	476	698	37%
Mobile	165	169	158	161	172	4%
Total digital	934	879	689	780	1,102	18%
Packaged goods and other	593	570	270	380	480	(19%)
Total net revenue	1,527	1,449	959	1,160	1,582	4%
Full game downloads	(67)	(98)	(4)	117	(39)
Live services	8	(81)	(98)	311	(19)
Mobile	10	(19)	(8)	22	4
Total digital	(49)	(198)	(110)	450	(54)
Packaged goods and other	(386)	(476)	330	361	(273)
Change in deferred net revenue (online-enabled games)[3]	(435)	(674)	220	811	(327)
Full game downloads	17%	14%	13%	12%	15%
Live services	33%	35%	43%	41%	44%
Mobile	11%	12%	16%	14%	11%
Total digital	61%	61%	72%	67%	70%
Packaged goods and other	39%	39%	28%	33%	30%
Total net revenue %	100%	100%	100%	100%	100%

3The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY17	FY18	FY18	FY18	FY18	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by platform
Xbox One, PLAYSTATION 4, Switch	1,039	974	569	785	1,167	12%
Other consoles	70	60	26	25	29	(59%)
Total consoles	1,109	1,034	595	810	1,196	8%
PC / Browser	246	240	196	181	210	(15%)
Mobile	165	171	162	166	173	5%
Other	7	4	6	3	3	(57%)
Total net revenue	1,527	1,449	959	1,160	1,582	4%
Xbox One, PLAYSTATION 4, Switch	(375)	(548)	244	705	(298)
Other consoles	(40)	(42)	14	5	(15)
Total consoles	(415)	(590)	258	710	(313)
PC / Browser	(30)	(61)	(30)	83	(20)
Mobile	9	(20)	(7)	21	5
Other	1	(3)	(1)	(3)	1
Change in deferred net revenue (online-enabled games)[3]	(435)	(674)	220	811	(327)
Xbox One, PLAYSTATION 4, Switch	68%	67%	59%	68%	74%
Other consoles	5%	4%	3%	2%	2%
Total consoles	73%	71%	62%	70%	76%
PC / Browser	16%	17%	20%	16%	13%
Mobile	11%	12%	17%	14%	11%
Other	—	—	1%	—	—
Total net revenue %	100%	100%	100%	100%	100%

3The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY17	FY18	FY18	FY18	FY18	Change
CASH FLOW DATA
Operating cash flow[5]	437	176	52	849	615	41%
Operating cash flow[5] - TTM	1,578	1,872	1,802	1,514	1,692	7%
Capital expenditures	29	33	30	24	20	(31%)
Capital expenditures - TTM	123	116	117	116	107	(13%)
Repurchase and retirement of common stock	125	150	153	150	148	18%
DEPRECIATION
Depreciation expense	29	29	30	30	31	7%
BALANCE SHEET DATA
Cash and cash equivalents	2,565	2,248	2,067	2,566	4,258
Short-term investments	1,967	2,222	2,288	2,318	1,073
Cash and cash equivalents, and short-term investments	4,532	4,470	4,355	4,884	5,331	18%
Receivables, net	359	222	812	886	385	7%
STOCK-BASED COMPENSATION
Cost of revenue	1	1	1	—	1
Research and development	28	28	36	38	44
Marketing and sales	8	7	9	8	8
General and administrative	15	12	16	17	16
Total stock-based compensation	52	48	62	63	69

5Operating cash flow has been recast to reflect the impact of ASU 2016-09 which EA adopted at the beginning of FY18.